Exhibit 99.1

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND

PROVIDES THIRD QUARTER 2014 PORTFOLIO UPDATE

2.5% total shareholder return in the quarter; 8.5% total shareholder return in last twelve months1

Acquired two Class A office buildings and parking garage in the Cherry Creek submarket of Denver, CO

Subsequent to quarter end, acquired Salt Pond Shopping Center in Narragansett, RI

DENVER – November 12, 2014 – Dividend Capital Diversified Property Fund Inc. (“DPF”), a public reporting, daily NAV REIT (NASDAQ: ZDPFEX; ZDPFAX; ZDPFWX; ZDPFIX) reported results today for the third quarter ended September 30, 2014.

Total Shareholder Return

Total shareholder return, which represents the compound annual rate of return assuming reinvestment of all dividend distributions before the impact of up-front sales commissions and class-specific expenses, as of September 30, 2014 are as follows for the indicated timeframe:

•	Quarter ended September 30, 2014: 2.54%

•	Twelve months ended September 30, 2014: 8.48%

•	Since NAV share class inception[2]: 8.65%

Class A, Class W, and Class I shareholders will have lower total returns than those set forth above due to up-front sales commissions and/or class-specific expenses.

Portfolio Overview

As of September 30, 2014, DPF’s portfolio comprised 69 operating properties located in 24 geographic markets in the United States, aggregating approximately 12.0 million square feet. As of September 30, 2014, DPF’s real property portfolio was approximately 92.8% leased to approximately 450 tenants. These properties had an estimated fair value of over $2.4 billion (calculated in accordance with our valuation procedures), comprising:

•	25 office properties located in 15 geographic markets, aggregating approximately 5.2 million net rentable square feet, with an aggregate fair value amount of approximately $1.4 billion;

•	31 retail properties located in seven geographic markets, aggregating approximately 3.1 million net rentable square feet, with an aggregate fair value amount of approximately $745.2 million; and

•	13 industrial properties located in nine geographic markets, aggregating approximately 3.7 million net rentable square feet, with an aggregate fair value amount of approximately $263.2 million.

[1]	All returns figures exclude up-front sales commissions and class-specific expenses
[2]	Measured from September 30, 2012

As of September 30, 2014, DPF also held approximately $94.7 million in net debt related investments. DPF’s leverage ratio, based on the fair value its properties, was 47% as of September 30, 2014.

Acquisition / Disposition Activity

For the quarter ended September 30, 2014, DPF acquired 1st Avenue Plaza in the Cherry Creek submarket of Denver, CO. The property comprises two Class A office buildings totaling approximately 262,000 square feet, including a 764-space parking garage. DPF acquired the asset for $75.0 million unencumbered by mortgage or other financing.

Subsequent to quarter end, DPF acquired Salt Pond Shopping Center for $39.2 million. Salt Pond Shopping Center is an approximately 185,000 square foot grocery-anchored shopping center located in Narragansett, RI. The center is currently 96% leased to 18 tenants including Stop & Shop and Marshalls.

DPF had no dispositions during the third quarter.

Portfolio and Leasing Summary

During the third quarter, same-store property net operating income decreased 1.2% compared to the quarter ended June 30, 2014 and increased 1.0% when compared to the same quarter in 2013. When generally accepted accounting principles (“GAAP”) adjustments are excluded, same-store property net operating income decreased 2.5% compared to the quarter ended June 30, 2014 and increased 1.7% when compared to the same quarter in 2013.

During the third quarter, DPF signed 31 leases for approximately 1,055,000 square feet. On a comparable space basis, DPF signed 22 leases for approximately 972,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the third quarter was 2.1%.

The overall portfolio percentage leased was 92.8% as of September 30, 2014, compared to 92.6% on June 30, 2014 and 95.9% on September 30, 2013. Same-store percentage leased was 92.8% at September 30, 2014, compared to 92.7% at June 30, 2014 and 95.2% at September 30, 2013.

Financial Results for the quarter ended September 30, 2014

Company-Defined Funds from Operations (“FFO”) for the quarter ended September 30, 2014 were $24.0 million, or $0.13 per basic and diluted share. This compares to FFO for the quarter ended September 30, 2013 of $23.8 million, or $0.12 per basic and diluted share.

GAAP net loss for the quarter ended September 30, 2014 was $7.5 million, or $0.04 per basic and diluted share. This compares to GAAP net income for the quarter ended September 30, 2013 of $45.3 million, or $0.24 per basic and diluted share.

Financial Results for the first nine months ended September 30, 2014

FFO for the nine months ended September 30, 2014 was $68.2 million, or $0.36 per basic and diluted share. This compares to FFO for the nine months ended September 30, 2013 of $72.1 million, or $0.37 per basic and diluted share.

GAAP net income for the nine months ended September 30, 2014 was $28.3 million, or $0.13 per basic and diluted share. This compares to GAAP net income for the nine months ended September 30, 2013 of $57.9 million, or $0.31 per basic and diluted share.

Non-GAAP Supplemental Financial Measure

DPF computes its financial results in accordance with GAAP. Below, DPF has provided reconciliations of both Company-Defined FFO and net operating income, which are both non-GAAP supplemental financial measures, to the most directly comparable GAAP measures (amounts in thousands, except per share information). For more information about Company-Defined FFO and net operating income, including why management believes both measures provide useful information, please see the Portfolio Performance and Operational Review furnished with this press release on Form 8-K filed with the SEC on November 12, 2014, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Reconciliation of net earnings to FFO:
Net (loss) income attributable to common stockholders	$(7,039)	$42,074	$23,887	$53,839
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	21,918	24,285	66,481	83,098
Gain on disposition of real property	—	(45,496)	(36,140)	(68,726)
Impairment of real property	9,500	—	9,500	—
Noncontrolling interests’ share of adjustments	(2,187)	1,281	(597)	(1,965)

FFO attributable to common shares-basic	22,192	22,144	63,131	66,246
FFO attributable to dilutive OP units	1,576	1,688	4,575	5,143

FFO attributable to common shares-diluted	$23,768	$23,832	$67,706	$71,389

FFO per share-basic and diluted	$0.12	$0.12	$0.36	$0.37

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$22,192	$22,144	$63,131	$66,246
Add (deduct) our adjustments:

Acquisition-related expenses	214	—	466	—
Loss on extinguishment of debt and financing commitments	—	4	63	699
Noncontrolling interests’ share our adjustments	(14)	—	(35)	(51)

Company-Defined FFO attributable to common shares-basic	22,392	22,148	63,625	66,894
Company-Defined FFO attributable to dilutive OP units	1,590	1,688	4,611	5,194

Company-Defined FFO attributable to common shares-diluted	$23,982	$23,836	$68,236	$72,088

Company-Defined FFO per share-basic and diluted	$0.13	$0.12	$0.36	$0.37

Weighted average number of shares outstanding
Basic	178,729	178,201	177,717	178,415

Diluted	191,422	191,783	190,605	192,263

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Reconciliation of NOI - cash basis to NOI and to net (loss) income available to common stockholders
NOI - cash basis	$44,447	$44,646	$46,444	$131,945	$144,168
Straight line rent	1,150	485	1,640	2,939	7,367
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	190	(87)	43	301	335

NOI	$45,787	$45,044	$48,127	$135,185	$151,870
Real estate depreciation and amortization expense	(21,918)	(22,213)	(24,285)	(66,481)	(83,098)
General and administrative expenses	(2,739)	(3,125)	(2,211)	(8,682)	(7,087)
Advisory fees, related party	(4,083)	(3,853)	(3,813)	(11,678)	(11,221)
Acquisition-related expenses	(214)	(252)	—	(466)	—
Impairment of real estate property	(9,500)	—	—	(9,500)	—
Interest and other income	429	334	(376)	683	(337)
Interest expense	(15,276)	(15,105)	(17,603)	(46,846)	(60,228)
Loss on extinguishment of debt and financing commitments	—	—	(4)	(63)	(699)
Gain on sale of real property	—	2,986	45,496	36,140	68,726
Net (income) loss attributable to noncontrolling interests	475	(330)	(3,257)	(4,405)	(4,087)

Net (loss) income attributable to common stockholders	$(7,039)	$3,486	$42,074	$23,887	$53,839

Webinar and Portfolio Update Call Information

DPF will host a webinar/portfolio update call to review third quarter 2014 performance results and financial metrics on November 13, 2014, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:

Date: Thursday, November 13, 2014

Time: 2:15 p.m. MT/4:15 p.m. ET

Dial-in Number: 888.383.1618

To access the live webinar please visit the Investor Relations page at DPF’s website, www.dividendcapitaldiversified.com.

The webinar replay will be posted when available on the Investor Relations page of DPF’s website.

About Dividend Capital Diversified Property Fund

Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. DPF owned 69 properties totaling approximately 12.0 million square feet in 24 geographic markets as of September 30, 2014. More information is available at www.dividendcapitaldiversified.com.

Forward-Looking Information

This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of Dividend Capital Diversified Property Fund’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Dividend Capital Diversified Property Fund’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Contact

Eric Paul

Dividend Capital

(303) 228-2200